Exhibit 99

FOR IMMEDIATE RELEASE
Contacts:	Ewen R. Cameron, President & CEO telt@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941.751.7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

INTERNATIONAL MEDIA NETWORKS AG UNABLE TO FULFILL
OBLIGATION TO TELTRONICS

SARASOTA, FL., March 4, 2005 - Teltronics, Inc. (OTCBB: TELT) announces that Teltronics has been advised by a representative of International Media Network AG ("IMN") that IMN expects to file for bankruptcy and liquidate, and as a result, IMN would be unable to close the purchase of up to 24,000,000 shares of Teltronics as agreed to in October, 2004 and as described in Teltronics' Form 8-K filed October 22, 2004.

About Teltronics:
Teltronics, Inc. is a leading global provider of communications solutions and services that help businesses excel. The Company manufactures telephone switching systems and software for small-to-large size businesses, government, and 911 public safety communications centers. Teltronics offers a full suite of Contact Center solutions - software, services and support - to help their clients satisfy customer interactions. Teltronics also provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their voice and data networks. The Company serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found at their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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